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                                                                    EXHIBIT-21.1

                             StarMedia Network, Inc.

                              List of Subsidiaries


                         StarMedia Argentina Sociedad de
                         Responsabilidad Limitada (SRL)
                             Buenos Aires, Argentina


                            StarMedia do Brazil LTDA.
                                Sao Paulo, Brazil


                      StarMedia Colombia Ltda., Sociedad de
                            Responsabilidad Limitada
                                Bogota, Colombia


                            StarMedia Chile Limitada
                                 Santiago, Chile


                           SMN de Mexico, Sociedad de
                      Responsabilidad Limitada (S. de R.L.)
                               Mexico City, Mexico
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                       Servicios Star Mexico, Sociedad de
                       Responsabilidad Limitada de Capital
                          Variable (S. de R.L. de C.V.)
                               Mexico City, Mexico


                      StarMedia Network, S.L. (Sociedad de
                            Responsabilidad Limitada)
                                  Madrid, Spain


                      StarMedia Network Americas, Sociedad
                                 Anonima (S.A.)
                               Montevideo, Uruguay


                                 StarMedia (SRL)
                               Caracas, Venezuela



                         KD Sistemas de Informacao Ltda.
                             Rio de Janeiro, Brazil

                          Achei Internet Promotion Ltda.
                                Sao Paulo, Brazil